UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      October 16, 2017

Regional Health Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard, NW Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information set forth in Item 7.01 of this Current Report on Form 8-K, with respect to the estimated results of operations from July 1, 2017 through October 15, 2017, is incorporated herein by this reference.
The information provided pursuant to this Item 2.02 of this Current Report, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in any such filings.

ITEM 7.01 - REGULATION FD DISCLOSURE

On October 2, 2017, Regional Health Properties, Inc. (the "Company") announced, and reported on a Current Report on Form 8-K12B, the successful completion of the previously announced merger (the "Merger") with its former parent, AdCare Health Systems, Inc. ("AdCare").The Merger ensures the effective adoption of charter provisions restricting the ownership and transfer of the Company’s common stock. Adoption of these charter provisions, among other things, positions the Company to regain compliance with certain NYSE American continued listing standards regarding stockholders’ equity. Subject to review by the NYSE American, the Company may be deemed back in compliance with the NYSE American's continued listing standards.

The following table sets forth the Company's Stockholders' Equity position as of June, 30, 2017, and as adjusted on a pro forma basis as of October 15, 2017, to reflect the Merger, reclassification of the Company's Series A Preferred Stock to permanent equity and the estimated results of operations from July 1, 2017 through October 15, 2017.

The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of what the Company's financial performance and results of operations will be on the dates shown.

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA STOCKHOLDERS' EQUITY
OCTOBER 15, 2017
(Amounts in 000’s)

					Pro Forma
	Regional Health Properties, Inc. (Unaudited)	AdCare Health Systems, Inc. (Unaudited)	Pro Forma Adjustments		Regional Health Properties, Inc. (Unaudited)
	June 30, 2017	June 30, 2017			October 15, 2017

AdCare Series A Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288 at June 30, 2017	—	62,434	(62,434)	(2), (3)	—

Stockholders' (deficit) / equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,762 issued and outstanding at June 30, 2017	—	61,610	—	(1), (3)	61,610
Regional Health Series A Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288 at June 30, 2017	—	—	62,434	(2), (3)	62,434
Accumulated deficit	—	(104,312)	(2,800)	(4), (5)	(107,112)
Total stockholders' (deficit) / equity	—	(42,702)	59,634		16,932

Notes:
(1) Elimination of immaterial intercompany balances between Regional Health Properties, Inc., a wholly owned subsidiary of AdCare Health Systems, Inc., prior to the Merger, being seed capital of $100.
(2) Adoption of the classification of the Regional Health Properties, Inc.'s Series A Preferred Stock as permanent equity, per the ownership and transfer restrictions contained within the Amended and Restated Articles of Incorporation of Regional Health Properties, Inc.
(3) Automatic one for one conversion of each outstanding share of AdCare Health Systems, Inc.'s common stock and Series A Preferred Stock, at the effective time of the Merger, into the common stock and Series A Preferred Stock of the surviving corporation, Regional Health Properties, Inc.
(4) Regional Health Properties, Inc. conducted no business other than incident to the Merger. All results of operations are presented by the reported results of AdCare Health Systems, Inc. There is no impact to the Statement of Operations resulting from the Merger.
(5) Estimated results of operations July 1, 2017 through October 15, 2017. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the Company's financial performance and financial position.

The financial information contained in this Current Report on Form 8-K is preliminary and may be updated with the filing of the Company’s upcoming Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017 with the Securities and Exchange Commission. The financial information contained herein speaks only as of the date it is provided, and the Company undertakes no obligation to update this financial information to reflect events or circumstances that occur after the date on which such information was provided.

You should read the Unaudited Pro Forma Stockholders’ Equity table above together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the December 31, 2016 and June 30, 2017 financial statements and the related notes thereto which are included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, respectively, each filed by AdCare Health Systems, Inc., as predecessor issuer to Regional Health Properties, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2017	REGIONAL HEALTH PROPERTIES, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President, Chief Executive Officer and Chief Financial Officer